UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2022

AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware		001-38289	26-1119726
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification Number)

2605 Meridian Parkway, Suite 200
Durham,	North Carolina		27713
(Address of Principal Executive Office)			(Zip Code)
Registrant's telephone number, including area code: (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVYA	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.
The Investment Agreement and the Notes
On June 23, 2022, Avaya Inc. (the “Company”), a wholly-owned subsidiary of Avaya Holdings Corp. (“Avaya”), entered into an investment agreement (the “Investment Agreement”) with a qualified institutional investor (“Investor”) and Avaya, relating to the issuance and sale by the Company to the Investor of $150,000,000 in aggregate principal amount of the Company’s 8.00% Exchangeable Senior Secured Notes due 2027 (the “Notes”). The Company intends to use the proceeds from the Notes offering to prefund the repayment of, repurchase or otherwise make certain payments in respect of the Company’s existing $350.0 million of 2.25% Convertible Senior Notes due 2023 and for general corporate purposes. The Notes offering is subject to (i) market conditions and other factors and no assurance can be given as to if or when the Notes offering will be consummated, (ii) the substantially concurrent closing of a new term loan for aggregate gross proceeds that, together with the Notes, is no less than $500.0 million, and (iii) the negotiation of definitive documentation.
The Notes will be governed by an indenture (the “Indenture”) among the Company, certain guarantors (as described below), and Wilmington Trust, National Association, as trustee and notes collateral agent, or such other trustee and notes collateral agent as is appointed by the Company. The Notes will be the Company’s senior secured obligations and will be guaranteed on a senior secured basis by Avaya and each of the Company’s wholly-owned domestic subsidiaries that guarantees the Company’s term loan and asset-based revolving credit facilities. The Notes will bear interest at a rate of 8.00% per annum, payable in cash, semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2022. The Notes will mature on December 15, 2027 (the “Maturity Date”), subject to earlier redemption or repurchase, and upon maturity will be settled, at the Company’s election, in common stock, $0.01 par value per share (the “Common Stock”), of Avaya, or cash or a combination of Common Stock and cash. The Notes will have an initial exchange rate of 232.5581 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $4.30 per share), subject to adjustment in certain events, including following certain corporate events that occur prior to the Maturity Date.
The Company may not redeem the Notes prior to June 20, 2024. The Company may redeem the Notes, at its option, in whole or in part (subject to certain limitations), on or after June 20, 2024, for a cash purchase price equal to a redemption price to be set forth in the Indenture, but only if the last reported sale price per share of Common Stock exceeds 150% of the then-applicable exchange price on each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date on which the Company sends the redemption notice for such redemption. Upon the occurrence of a fundamental change (as such term will be defined in the Indenture), the Investor will have the right to require the Company to repurchase all or some of the Notes for cash, subject to certain conditions.
The Indenture will include customary “events of default,” which may result in the acceleration of the maturity of the Notes under the Indenture. The Indenture will also include customary covenants for exchangeable notes as well as covenants that are expected to be substantially similar to the covenants applicable to the Company’s 6.125% Senior First Lien Notes due 2028.

Standstill Obligations
Pursuant to the Investment Agreement, the Investor has agreed that during the period commencing on the date of the Investment Agreement and ending on the one (1) year anniversary of the closing date of the Notes offering, the Investor will not, and will cause its affiliates acting on its and/or its affiliates’ behalf not to, directly or indirectly (each a “Standstill Restriction”) (i) acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, any securities or direct or indirect rights to acquire any equity or equity-linked securities of the Company (“Equity Securities”) or any of its affiliates (including Avaya), any securities convertible into or exchangeable for any such Equity Securities, any options or other derivative securities or contracts or instruments in any way related to the price of shares of common stock or any assets or property of the Company, Avaya or any subsidiary of the Company in an amount greater than the amount of Equity Securities, including any Equity Securities received in the Notes offering, owned by Investor on the date hereof; (ii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies,” “consents” or “authorizations” to vote or seek to advise or influence any person with respect to the voting of any securities of the Company or Avaya; (iii) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, for the purpose of voting, acquiring, holding, or disposing of, any securities of the Company or Avaya; (iv) effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, with or without conditions, any acquisition of, or merger, amalgamation, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company, Avaya or any subsidiary of the Company or any of its or their respective securities or assets or make any public announcement with respect to such transaction; (v) request that the

Company, Avaya or any of the Company’s subsidiaries, directly or indirectly, amend or waive any Standstill Restriction; (vi) contest the validity or enforceability of any Standstill Restriction; (vii) call, or seek to call, a general meeting of the stockholders of the Company or Avaya or initiate any stockholder proposal, or initiate or propose any action by written consent, in each case, for action by the stockholders of the Company or Avaya; (viii) nominate candidates for election to the board of directors of Avaya (the “Board”) or otherwise seek representation on the Board or seek the removal of any member of the Board; or (ix) take any action that would reasonably be expected to require the Company or Avaya to make a public announcement regarding the possibility of a transaction or any other matter related to a Standstill Restriction. The foregoing Standstill Restrictions shall not apply to, and shall in no way restrict or prohibit, (i) the issuance of the Notes to the Investor on the closing date or (ii) the issuance to the Investor of any shares of Common Stock for which such Notes are exchangeable.

Item 3.02. Unregistered Sales of Equity Securities.
The information relating to the Notes in Item 1.01 above is incorporated herein by reference.
The Company offered and sold the Notes to the Investor in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any shares of Common Stock issuable upon exchange of the Notes will be issued pursuant to Section 3(a)(9) of the Securities Act. Avaya or the Company do not intend to file a shelf registration statement for the resale of the Notes or Common Stock issuable upon exchange of the Notes, if any.
The Notes and the underlying Common Stock issuable upon exchange of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 10-K contains certain “forward-looking statements.” including with respect to the Notes offering and the Company’s financing plans. All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. Avaya has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Avaya believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. The factors are discussed in Avaya’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) available at www.sec.gov, and may cause Avaya’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Avaya cautions you that the list of important factors included in Avaya’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Avaya undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.
Date: June 23, 2022	By:	/s/ Kieran J. McGrath
	Name:	Kieran J. McGrath
	Title:	Executive Vice President and Chief Financial Officer